EXHIBIT 10.21

GUARANTEE

GUARANTEE, dated as of April 25, 2014, by TWIN CITIES POWER HOLDINGS, LLC, a Minnesota limited liability company, ("Guarantor"), in favor of NOBLE AMERICAS ENERGY SOLUTIONS LLC (the "Counterparty").

1. Guarantee. To induce the Counterparty to enter into transactions (the "Transactions") with DISOUNT ENERGY GROUP, LLC (“Affiliate”), Guarantor guarantees to the Counterparty and its successors, endorsees and assigns the prompt payment when due, subject to any applicable grace period, of all present and future payment obligations of Affiliate to the Counterparty arising out of Transactions (the "Obligations"). The maximum aggregate liability of Guarantor under the Guarantee is limited to the amount of ONE MILLION U.S. DOLLARS (U.S. $1,000,000.00) plus costs and expenses, including reasonable attorney’s fees, incurred in enforcing this Guarantee against the Guarantor.

2. Nature of Guarantee. Guarantor’s obligations hereunder shall not be affected by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to Guarantor not available to Affiliate. This is a guarantee of payment and not collection. Guarantor agrees that the Counterparty may resort to Guarantor for payment of any of the Obligations whether or not the Counterparty shall have resorted to any collateral therefor or shall have proceeded against Affiliate or any other obligor principally or secondarily obligated with respect to any of the Obligations. The Counterparty shall not be obligated to file any claim relating to the Obligations in the event that Affiliate becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Counterparty to so file shall not affect the Guarantor’s obligations hereunder. If any payment to the Counterparty in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. Guarantor reserves the right to (a) set-off against any payment owing hereunder any amounts owing by the Counterparty to Affiliate and (b) assert defenses which Affiliate may have to payment of any Obligations other than defenses arising from the bankruptcy or insolvency of Affiliate and other defenses expressly waived hereby.

1

3. Changes in Obligations, Collateral therefor and Agreements Relating thereto; Waiver of Certain Notices. Guarantor agrees that the Counterparty may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of such Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with Affiliate or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Counterparty and Affiliate or any such other party or person, without in any way impairing or affecting this Guarantee. Guarantor waives notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest. Without limiting the foregoing, in accordance with Section 2856 of the California Civil Code, Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses Guarantor may have by reason of protection afforded to Affiliate with respect to any of the Obligations, or to any other guarantor of any of the Obligations with respect to any of such guarantor’s obligations under its guaranty, in each case pursuant to the laws of the state of California limiting or discharging the Affiliate’s or such guarantor’s obligations.

4. Expenses. Guarantor agrees to pay on demand all fees and out of pocket expenses (including, without limitation, the reasonably allocated fees of in-house counsel and other reasonable fees of the Counterparty's counsel, and reasonable expenses of each of the foregoing) in any way relating to the enforcement or protection of the rights of the Counterparty hereunder; provided, that Guarantor shall not be liable for any expenses of the Counterparty if no payment under this Guarantee is due.

5. Subrogation. Upon payment of any of the Obligations, Guarantor shall be subrogated to the rights of the Counterparty against Affiliate with respect to such Obligations, and the Counterparty agrees to take at the Guarantor’s expense such steps as Guarantor may reasonably request to implement such subrogation.

6. No Waiver; Cumulative Rights. No failure on the part of the Counterparty to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Counterparty of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Counterparty or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Counterparty at any time or from time to time.

7. Assignment. This Guarantee may be freely assigned by Counterparty without the Guarantor’s consent. Neither this Guarantee nor any rights, interests or obligations hereunder may be assigned by the Guarantor to any other person (except by operation of law) without the prior written consent of the Counterparty.

2

8. Notices. All notices or demands on Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to Guarantor at:

Twin Cities Power Holdings, LLC

16233 Kenyon Avenue, Suite 210

Lakeville, MN 55044

Attn: Legal

(952) 241-3103

FaxL 952-898-3570

lseverson@twincitiespower.com

or to such other address or fax number as Guarantor shall have notified the Counterparty in a written notice delivered to the Counterparty.

9. Continuing Guarantee. Subject to the provisions of Section 1 and 10 hereof, this Guarantee shall become and remain in full force and effect and shall be binding on Guarantor, its successors and assigns until all of the Obligations have been satisfied in full.

10. Termination. Upon not less than thirty (30) days prior written notice thereof to the Counterparty, Guarantor may terminate this Guarantee insofar as it would otherwise relate (but for such termination) to Transactions entered into after the effectiveness of such termination. Such termination shall not affect the obligations hereunder of Guarantor in respect to the Transactions entered into before such effectiveness as to which this Guarantee shall, in all respects, remain in full force and effect.

11. Governing Law. This Guarantee shall in all respects be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.

12. Execution in Counterparts. This Guarantee may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13. Entire Agreement. This Guarantee constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Guarantor and Counterparty with respect to the subject matter hereof. Neither this Guarantee nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by the party against which the enforcement of this termination, amendment or supplement, waiver or modification shall be sought.

3

IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by Guarantor to the Counterparty as of the date first above written.

GUARANTOR

TWIN CITIES POWER HOLDINGS, LLC

By: /s/ Timothy S. Krieger

Printed Name: Timothy S. Krieger

Title: President/CEO

4